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
                                                                                                  FACE VALUE
                                                                 NOTE/                           BOND / # OF  SHARE   AMOUNT
                                               ISSUER/ SECURITY  BOND/  PURCHASE      SELLING       SHARES   PRICE / PAID BY
TRUST                  FUND NAME      CUSIP      DESCRIPTION    EQUITY    DATE       BROKER**     PURCHASED    PAR     FUND   FYE
Columbia Funds     Columbia Asset   263534BU2 E.I. Du Pont De   Note   7/23/2008  Credit Suisse     65,000   99.0080  64,355 12/31
Variable Insurance Allocation Fund            Nemours 5.00%
Trust              VS                         7/15/2013
Columbia Funds     Columbia Asset   3623E0209 GT Solar          Equity 7/23/2008  Credit Suisse      1,168   16.5000  19,272 12/31
Variable Insurance Allocation Fund            International Inc
Trust              VS
Columbia Funds     Columbia Asset   292756202 Energy Solutions  Equity 7/24/2008  Credit Suisse        763   19.0000  14,497 12/31
Variable Insurance Allocation Fund            Inc
Trust              VS
Columbia Funds     Columbia Asset   06406HBK4 Bank of New York  Note   8/20/2008  Morgan Stanley   225,000   99.6470 224,206 12/31
Variable Insurance Allocation Fund,           Mellon 5.125%
Trust              VS                         8/27/2013
Columbia Funds     Columbia Asset   941053100 Waste Connections Equity 9/24/2008  Merrill Lynch        666   32.5000  21,645 12/31
Variable Insurance Allocation Fund            Inc
Trust              VS
Columbia Funds     Columbia Asset   10138MAH8 Pepsi Bottling    Bond   10/21/2008 Morgan Stanley   175,000   99.7930 174,638 12/31
Variable Insurance Allocation Fund            Group LLC 6.95%
Trust              VS                         3/15/14
Columbia Funds     Columbia Small   292756202 Energy Solutions  Equity 7/24/2008  Credit Suisse     15,816   19.0000 300,504 12/31
Variable Insurance Company Growth             Inc
Trust              Fund VS